                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Capital One Financial Corporation of our report dated January 21, 1997, included in the 1996 Annual Report to Stockholders of Capital One Financial Corporation.

We also consent to the incorporation by reference in the following Registration Statements of our report dated January 21, 1997, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996:


Registration Statement
       Number                          Form                                Description
----------------------               --------                      ----------------------------
      33-80263                       Form S-8                      Marketing and Management
                                                                     Services Agreement
      33-86874                       Form S-8                      Employee Stock Purchase Plan
      33-86876                       Form S-8                      Employee Savings Plan
      33-86986                       Form S-8                      1994 Stock Incentive Plan
      33-91790                       Form S-8                      1995 Non-Employee Directors
                                                                     Stock Incentive Plan
      33-97032                       Form S-8                      Amendment to 1994 Stock
                                                                     Incentive Plan
     333-04586                       Form S-8                     1994 Stock Incentive Plan
      33-99748                       Form S-3                      Dividend Reinvestment and
                                                                     Stock Purchase Plan
      333-3580                       Form S-3                      Debt Securities, Preferred Stock
                                                                     and Common Stock in the
                                                                     amount of $200 million




                                                               ERNST & YOUNG LLP




Washington, D.C.
March 26, 1997